Exhibit 99.1

IMPCO Technologies Announces Preliminary Fourth-Quarter Financial Information

Cerritos, Calif., January 18, 2005 – IMPCO Technologies, Inc. (NASDAQ: IMCO) announced today that, based upon preliminary indications management expects fourth quarter revenues to be between $27.5 to $28.5 million, within previous guidance. During the fourth quarter, IMPCO incurred incremental costs of approximately $1.85 million relating to its Board approved profit improvement cost reduction and transition plans in association with its acquisition and integration of BRC, S.r.l., non-capitalized costs associated with Sarbanes-Oxley compliance, year end inventory adjustments, and the proposed offering. The expected operating loss for the quarter of approximately $1.4 million includes the effect of the additional incremental costs.

As previously reported, the company retired its $20 million 11.25% senior subordinated secured notes as of December 30, 2004. The company expects to incur a non-recurring expense of approximately $6.3 million in regards to the payoff of this debt. Of this expense, approximately $ 5.3 million represents a non-cash charge associated with the acceleration of previously deferred financing costs. The secured note was paid with proceeds from a $22 million EURIBOR plus 1.5%, currently 3.7 % intercompany loan from an affiliate of BRC. In combination, a net loss for the fourth quarter of 2004 of approximately $8.4 million is projected, of which $8.2 million is expected to be non-recurring.

Financial Information Conference Call

IMPCO will host a conference call to discuss its preliminary fourth quarter financial information on Tuesday, January 18, 2005 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). All shareholders and other interested parties are invited to dial into the call, which may be accessed by calling (706) 679-3125. In order to ensure participation, please dial in 5 to 10 minutes prior to the scheduled time. A recording of the call will be available for 24 hours and can be accessed by calling (800) 642-1687 or (706) 645-9291, reference code #3500238.

Note about Forward Looking Information

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management’s estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among other factors that may cause actual operating results and financial condition to fall short of expectations, the statements in this release are qualified with respect to management’s ability to predict accurately our performance for the entire fourth quarter based upon our performance over a portion of the period, including their ability to identify or estimate accurately all of the costs and expenses associated with fourth-quarter operations or with the anticipated acquisition of the remaining BRC equity interest. Readers also are cautioned that these projections are based on operating income and margins from only a portion of our fourth fiscal quarter, and we can offer no assurance that the remainder of our fourth-quarter performance will be in line with our expectations or with our performance in prior periods. Other factors that may cause us to deviate from our expectations include those set forth in our Quarterly Report on Form 10-Q for the period ended September 30, 2004, in the section entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operation - Risks and Uncertainties.” Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

About IMPCO Technologies, Inc.

IMPCO designs, manufactures, markets and supplies advanced alternative fuel systems and related products for the transportation, industrial and power generation markets. Headquartered in Cerritos, California, with its principal affiliate, BRC, S.r.l., located at Cherasco, Italy, the company has offices in Asia, Europe, Australia and South and North America. More information can be found at IMPCO’s web side, http://www.impco.ws and at BRC’s web site, http://www.brc.it. The contents of these websites are not incorporated in this release.

For further information, please contact Mr. Dale Rasmussen, Investor Relations, (206) 315-8242.